Exhibit 99.1

EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of this 13 day of January, 2011, among ACNB Corporation, (“ACNB”), Russell Insurance Group, Inc. (“RIG”), and Frank C. Russell, Jr. (“Executive”), an adult individual residing in Maryland.

WHEREAS, ACNB Acquisition LLC and Executive entered into an Employment Agreement dated November 19, 2004 (“November 19, 2004 Agreement”);

WHEREAS, on November 9, 2007, ACNB, RIG and Executive entered into a revised Employment Agreement, which superseded the November 19, 2004 Agreement (“November 9, 2007 Agreement”);

WHEREAS, ACNB, RIG and Executive wish to update and modify the November 9, 2007 Agreement; and,

WHEREAS, this Agreement supersedes the November 9, 2007 Agreement between ACNB, RIG and Executive;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.                                      Employment.  RIG hereby offers to employ Executive and Executive hereby accepts employment with RIG, under the terms and conditions set forth in this Agreement.

2.                                      Duties of Employee.  Executive shall perform and discharge well and faithfully such duties as an executive officer of RIG as may be assigned to Executive from time to time by the Board of Directors of RIG, so long as the assignment is consistent with Executive’s office and duties.  Executive shall be employed as President and Chief Executive Officer of RIG, and shall hold such titles that may be given to him from time to time by the Board of Directors of RIG.  Executive shall devote his full time, attention, and energies to the business of RIG during the Employment Period (as defined in Section 3 of this Agreement).  Executive shall not engage in any business or commercial activities, duties, or pursuits that compete with the business or commercial activities of ACNB or RIG, or any of their subsidiaries or affiliates.  Executive shall not serve as a director, officer, or in any other capacity in a company which competes with ACNB or RIG, or any of their subsidiaries or affiliates.

3.                                      Term of Agreement.

(a)                                  The initial term of this Agreement shall be for a three (3) year period (the “Employment Period”), beginning on January 1, 2011 (the “Effective Date”), and if not previously terminated pursuant to the terms of this Agreement ending three (3) years later.  This Agreement shall be subject to automatic renewal for successive one (1) year periods beginning on the third anniversary date of the Effective Date, subject to the terms and conditions set forth in this Agreement, unless either party notifies the other in writing at least ninety (90) days prior to termination of the then current term of the party’s desire to terminate this Agreement.

(b)                                 Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement shall terminate automatically for “Cause” (as defined herein) upon written notice from the

Board of Directors of RIG to Executive.  As used in this Agreement, “Cause” shall mean any of the following:

(i)                                   the willful failure by Executive to substantially perform his duties under this Agreement (other than a failure resulting from Executive’s incapacity because of physical or mental illness, as provided in this Agreement) which failure results in monetary or other injury to ACNB or RIG, and Executive fails to cure such failure within fifteen (15) days following written notice thereof by the Board of Directors of RIG;

(ii)                                the willful engaging by Executive in misconduct injurious to ACNB or RIG, or any of their subsidiaries or affiliates, after notice from RIG;

(iii)                             the willful violation by Executive of the provisions of this Agreement;

(iv)                            the dishonesty of Executive in the performance of his duties;

(v)                               the breach of Executive’s fiduciary duty involving personal profit;

(vi)                            the violation of any material law, rule or regulation applicable to ACNB or RIG, or any final cease and desist order issued by an applicable regulatory agency;

(vii)                         conduct on the part of Executive that brings public discredit to ACNB, RIG, or any of their subsidiaries or affiliates, or that is clearly contrary to the best interests of ACNB, RIG, or any of their subsidiaries or affiliates, as determined by a vote of two-thirds of the directors of the Board of Directors of RIG;

(viii)                      unlawful discrimination by Executive, including harassment against ACNB’s or RIG’s employees, customers, business associates, contractors, or vendors that could result in liability to ACNB or RIG;

(ix)                              theft or material abuse by Executive of ACNB’s or RIG’s property or the property of ACNB’s or RIG’s customers, employees, contractors, vendors, or business associates;

(x)                                 willful failure of Executive to follow the good faith lawful instructions of the Board of Directors of RIG with respect to its operations;

(xi)                              the written direction or recommendation of an applicable regulatory agency to remove Executive from his position with RIG, as identified herein;

(xii)                           any final removal or prohibition order that is issued by an applicable regulatory agency, of which Executive is subject;

(xiii)                        Executive’s conviction of or plea of guilty or nolo contendere to a felony, crime of falsehood, or a crime involving moral turpitude, or the actual incarceration of Executive;

(xiv)                       any act of fraud or misappropriation;

(xv)                          intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by Executive to ACNB, RIG or any representative of ACNB or RIG in connection with Executive’s employment with RIG; or,

(xvi)                       the existence of any material conflict between the interests of ACNB, RIG and Executive that is not disclosed in writing by Executive to ACNB and RIG and approved in writing by the Board of Directors of RIG and, after notice from RIG, a failure to cure such conflict within ten (10) days of said notice.

The Executive shall not be deemed to have been terminated, demoted or had his salary or benefits reduced for Cause unless and until he shall have received a written notice of such from the Board, accompanied by a resolution duly adopted by the affirmative vote of a majority of the entire Board at a meeting called and held for such purpose (after reasonable notice to the Executive and a reasonable opportunity for the Executive to make oral and written presentations to the members of the Board, on his own behalf or through a representative who may be his legal counsel, to refute the grounds for the proposed determination), finding that in the good faith opinion of the Board grounds exist for such action. Provided however, that (i) at the discretion of the Board, the effective date of termination, demotion or reduction of salary or benefits may relate back to the date of the written notice, and (ii) the Board may during the period of time beginning with the written notice contemplated in this section, until affirmative vote of a majority of the entire Board, place the Executive on suspension with pay without such action being deemed to be a termination, demotion or reduction of salary or benefits.

(c)                                  Notwithstanding the provisions of Section 3(a) of this Agreement, this Agreement and all of ACNB’s and RIG’s compensation and employment obligations under this Agreement shall terminate automatically upon Executive’s voluntary termination of employment other than for Good Reason (as defined in Section 3(d) of this Agreement) or upon nonrenewal of this Agreement.

(d)                                 Notwithstanding the provisions of Section 3(a) of this Agreement, Executive may terminate his employment under this Agreement for Good Reason.  The term “Good Reason” shall mean any of the following: (1) a material negative change in the duties to be performed, except as a result of his regulatory removal or in connection with termination of Executive’s employment for Cause; (2) any reduction in Executive’s Annual Base Salary as set forth in Section 4(a) of this Agreement or as the same may be increased from time to time, except such reductions that are the result of a national financial depression or national or bank emergency or when a reduction has been implemented by the Board of Directors of RIG for RIG’s management; (3) a requirement that Executive relocate his residence more than fifty (50) miles from the location of his primary residence at the time that this Agreement is executed; or, (4) any material breach of this Agreement by RIG.

Executive shall within ninety (90) days of the occurrence of any of the foregoing events provide notice to RIG of the existence of the condition, specifically referencing this section of the Agreement, and provide RIG thirty (30) days in which to cure the condition.  In the event that RIG does not cure the condition within thirty (30) days of such notice, Executive may resign from employment with RIG (or, if involuntarily terminated, give notice of intention to collect benefits under this Agreement) by delivering written notice (the “Notice of Termination”) to RIG and the provisions of Section 5 of this Agreement shall apply.  In the event that RIG does cure the condition within thirty (30) days of such notice, Executive is not entitled to the benefits provided in Section 5 of this Agreement.

(e)                                  Notwithstanding the provisions of Section 3(a) of this Agreement, if, as a result of a physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period up to ninety (90) days, then after notice to Executive, RIG’s obligations to pay Executive an Annual Base Salary as set forth in Section 4(a) of this Agreement shall be suspended. Any paid time off, sick leave, or short term disability pay that Executive may be entitled to receive, pursuant to an established disability plan or program of RIG, shall be considered part of the compensation Executive shall receive while disabled and shall not be in addition to the compensation received by Executive under this Agreement.

Notwithstanding any other provisions of this Agreement, Executive agrees that should he remain unable to perform all of the essential functions of his position, taking into account any reasonable accommodation required by law, without posing a direct threat to himself or others, for a period greater than ninety (90) days, RIG will suffer an undue hardship by continuing Executive in his position.  Upon this event, all compensation and employment obligations of ACNB and RIG under this Agreement shall cease (with the exception of Executive’s rights under RIG’s then existing short term and/or long term disability plans, if any), and this Agreement shall terminate.

(f)                                    Executive agrees that in the event his employment under this Agreement is terminated, regardless of the reason for termination, Executive shall resign as a director of RIG, and any parent, affiliate or subsidiary thereof, if he is then serving as a director of any such entities.

4.                                      Employment Period Compensation.

(a)                                  Annual Base Salary.  For services performed by Executive under this Agreement, RIG shall pay Executive an “Annual Base Salary” during the Employment Period at the rate of Three Hundred Thousand Dollars ($300,000) per year (subject to applicable withholdings and deductions), payable at the same times as salaries are payable to other executive employees of RIG.  RIG may increase Executive’s Annual Base Salary, from time to time, and any and all such increases shall be deemed to constitute amendments to this Section 4(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of RIG, or any committee of such Board, in the resolutions authorizing such increases.

(b)                                 Bonus.  Executive shall receive an annual incentive compensation bonus for each year that this Agreement is in effect as provided on Schedule A attached hereto.  The annual bonus will be paid no later than March 15 of each respective year.  The Executive and RIG agree that ACNB’s management fees do not reduce the bonus provided in this Section 4(b).

(c)                                  Paid Time Off and/or Vacations.  During the term of this Agreement, Executive shall be entitled to paid time off and/or vacation in accordance with the policies as established from time to time by the Board of Directors of RIG for RIG’s senior management.

Executive shall not be entitled to receive any additional compensation from RIG for failure to take paid time off and/or vacation, nor shall Executive be able to accumulate unused paid time off and/or vacation time from one year to the next, except to the extent authorized by the Board of Directors of RIG.

(d)                                 Employee Benefit Plans.  During the term of this Agreement, Executive shall be entitled to participate in or receive the benefits of any employee benefit plan currently in effect at RIG, subject to the terms of said plan, until such time that the Board of Directors of RIG authorizes a change in such benefits.  Nothing paid to Executive under any plan or arrangement presently in effect, or made available in the future, shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 4(a) of this Agreement.

(e)                                  Business Expenses.  During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of RIG for RIG’s executive officers.

(f)                                    Key Man Insurance.  In the event ACNB or RIG purchases Key Man Insurance on the life of Executive, Executive hereby consents to said purchase and agrees that ACNB and RIG has an insurable interest in any such policy.

5.                                      Rights in Event of Termination of Employment.

(a)                                  In the event that Executive’s employment is involuntarily terminated by RIG without Cause or Executive delivers a Notice of Termination as provided in Section 3(d) of this Agreement after terminating his employment for Good Reason, RIG shall pay Executive the lesser of the amount equal to one (1) times the Annual Base Salary (the payment of which shall be subject to applicable taxes and withholdings), which would be payable in twelve (12) equal installments, or the amount equal to the remaining balance of the Employment Period, as defined by this Agreement, which would be payable over the remaining term of the Agreement. Executive only becomes entitled to receive these payments if he executes a General Release in favor of ACNB, RIG and their subsidiaries and affiliates.  However, in the event the payments described herein, when added to all other amounts or benefits provided to or on behalf of Executive in connection with his termination of employment, would result in the imposition of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (“Code”), such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition.  Upon written notice to Executive, together with calculations of RIG’s independent auditors, Executive shall remit to RIG the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax.  Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if any portion of the amount herein payable to Executive is determined to be nondeductible pursuant to the regulations promulgated under Section 280G of the Code, RIG shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

In the event that Executive is determined to be a “specified employee” within the meaning of Code Section 409A at the time of termination, any payments under this Section, which are subject to Code Section 409A and to the extent required by Code Section 409A and the regulations promulgated thereunder, will be delayed until the first day of the seventh month following the date of termination, or if earlier, the date of

Executive’s death, and the accumulated amounts shall be paid in a lump sum payment within ten (10) days after the end of the six (6) month period.

(b)                                 Executive shall not be required to mitigate the amount of any payment provided for in Section 5 of this Agreement by seeking other employment or otherwise.  Unless otherwise agreed to in writing, the amount of payment or the benefit provided for in Section 5 of this Agreement shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive’s receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

6.                                      Covenant Not to Compete.

(a)                                  Executive hereby acknowledges and recognizes the highly competitive nature of the business of ACNB and RIG, and accordingly agrees that, during and for the applicable period set forth in Section 6(c) hereof, Executive shall not, except as otherwise permitted in writing by the Board of Directors of RIG:

(i)                                   be engaged, directly or indirectly, either for his own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as a passive investor owning less than three percent (3%) of the equity or holding less than three percent (3%) of a debt instrument in an entity) or otherwise by any person, firm, corporation or enterprise engaged in the sale or brokerage of insurance products including but, not limited to, health insurance products, underwriting stop loss insurance plans for self-insured medical plans, casualty insurance, motor vehicle insurance, workers compensation insurance, business or individual casualty insurance, life insurance (term, whole life, or any other form of life insurance), income protection insurance, mutual funds, wealth management, or employee benefit plans; providing consulting services to employers regarding any of the above-referenced products; or, banking (including financial, bank or thrift holding company) in the State of Maryland and Adams, Franklin, York, Cumberland and Dauphin Counties in the Commonwealth of Pennsylvania; or,

(ii)                                provide financial (except as a passive investor owning less than three percent (3%) of the equity or holding less than three percent (3%) of a debt instrument in an entity) or other assistance to any person, firm, corporation or enterprise engaged in the sale or brokerage of insurance products including, but not limited to, health insurance products, underwriting stop loss insurance plans for self-insured medical plans, casualty insurance, motor vehicle insurance, workers compensation insurance, business or individual casualty insurance, life insurance (term, whole life, or any other form of life insurance), income protection insurance, mutual funds, wealth management, or employee benefit plans; providing consulting services to employers regarding any of the above-referenced products; or, banking (including financial, bank or thrift holding company); or,

(iii)                             directly or indirectly contact, solicit or induce any person, corporation, or other entity who or that is a customer or referral source of ACNB, RIG or any of their subsidiaries or affiliates to become a customer or referral source for any person or entity other than ACNB, RIG or any of their subsidiaries or affiliates at any time during the Employment Period, or after the effective date of termination of Executive’s employment; or,

(iv)                              directly or indirectly solicit, induce or encourage any employee of ACNB, RIG or any of their subsidiaries or affiliates, who is employed at any time during Executive’s employment, to leave the employ of ACNB, RIG or any of their subsidiaries or affiliates, or to seek, obtain or accept employment with any person or entity other than ACNB, RIG or any of their subsidiaries or affiliates.

(b)                                 It is expressly understood and agreed that, although Executive and RIG consider the restrictions contained in Sections 6(a)(i), (ii), (iii) and (iv) of this Agreement to be reasonable for the purpose of preserving for ACNB, RIG, and their subsidiaries and affiliates, their goodwill and other proprietary rights, if a final judicial determination is made by a court having jurisdiction that the time or territory or any other restriction contained in Sections 6(a)(i), (ii), (iii) and (iv) of this Agreement is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Sections 6(a)(i), (ii), (iii) and (iv) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

(c)                                  The provisions of this Section 6 shall be applicable commencing on the Effective Date and ending three (3) years following the end of the Employment Period as defined in this Agreement, regardless of the reason for termination.

(d)                                 Executive acknowledges that his breach of any of the restrictions set forth in this Agreement in Sections 6, 7 and 9 will result in irreparable injury which is not compensable in damages or other legal remedies, and RIG or its successor may seek to obtain injunctive relief against the breach, or threatened breach of this Agreement, and/or specific performance and damages, as well as other legal and equitable remedies, including attorney’s fees, which may be available and to which RIG or its successors may be entitled. The right to equitable relief shall include, without limitation, the right to both preliminary and permanent injunctions against any breach or threatened breach and specific performance for the provisions of this Agreement and, in such case, Executive shall raise no objection, and hereby waives any objection, to the form of relief prayed for in any such proceeding.  RIG or its successor shall not be required to post a bond or similar assurance should RIG or its successor bring any action for equitable relief in order to enforce this Agreement.

7.                                      Unauthorized Disclosure.  During the term of his employment hereunder, or at any later time, Executive shall not, without the written consent of the Board of Directors of RIG or a person authorized by the Board, knowingly disclose to any person, other than an employee of ACNB or RIG or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of his duties, any material confidential information obtained by him while in the employ of RIG with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business, or any business practices of ACNB, RIG, or any of their subsidiaries or affiliates, the disclosure of which could be or will be damaging to ACNB, RIG, or any of their subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by Executive or any person with the assistance, consent or direction of Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by ACNB or RIG, or any information that must be disclosed as required by law.

8.                                      Work Made for Hire.  Any work performed by Executive under this Agreement should be considered a “Work Made for Hire” as that phrase is defined by the Copyright Act of 1976 and shall be owned by and for the express benefit of ACNB, RIG and their subsidiaries and affiliates.  In the event it should be established that such work does not qualify as a Work Made for Hire, Executive agrees to and does hereby assign to ACNB, RIG and their subsidiaries and affiliates, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

9.                                      Return of Company Property and Documents.  Executive agrees that, at the time of termination of his employment, regardless of the reason for termination, he will deliver to RIG, and its subsidiaries and affiliates, any and all company property, including, but not limited to, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information (as defined in Section 7 of this Agreement), records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by Executive during the course of his employment.

10.                               Notices.  Except as otherwise provided in this Agreement, any notice required or permitted to be given under this Agreement shall be deemed properly given if in writing and if mailed by registered or certified mail, postage prepaid with return receipt requested, as follows:

If to Executive	Frank C. Russell, Jr. President & Chief Executive Officer Russell Insurance Group, Inc. 2526 West Liberty Road Westminster, MD 21157

If to ACNB	Thomas A. Ritter President & Chief Executive Officer ACNB Corporation P.O. Box 3129 Gettysburg, PA 17325

If to RIG	Thomas A. Ritter President & Chief Executive Officer ACNB Corporation P.O. Box 3129 Gettysburg, PA 17325

11.                               Waiver.  No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Boards of Directors of ACNB and RIG.  No waiver by any party to this Agreement, at any time, of any breach by another party to this Agreement, or compliance with any condition or provision of this Agreement to be performed by such other party, shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12.                               Assignment.  This Agreement shall be assignable by ACNB or RIG to their successors and affiliates, and further Executive expressly without limitation agrees to the assignment of the covenants contained in Sections 6, 7 and 9 by RIG or its successors.

13.                               Attorney’s Fees and Costs.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear his or its own attorney’s fees, costs and expenses incurred in connection with the litigation, unless mandated by statute.

14.                               Indemnification.  RIG shall indemnify Executive, as required by Maryland law and the bylaws of RIG, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against him by reason of the fact that he is or was a director, officer, employee or agent of RIG, or is or was serving at the request of RIG as a director, officer, employee or agent of another person or entity.

15.                               Entire Agreement.  This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of Executive by ACNB or RIG and this Agreement contains all the covenants and agreements between the parties with respect to employment.  With the exception of Executive’s obligations under Sections 6 and 7 of the November 19, 2004 Agreement between ACNB Acquisition LLC and Executive, and the November 9, 2007 Agreement between ACNB, RIG and Executive, this Agreement specifically releases all parties of any rights and obligations under the November 19, 2004 Agreement, November 9, 2007 Agreement and all amendments thereto, and said agreements and amendments are hereafter null and void.

16.                               Binding Agreement.  This Agreement shall inure to the benefit of and be enforceable by Executive’s personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.  If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive’s employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive’s devisee, legatee, or other designee, or, if there is no such designee, to Executive’s estate.

17.                              Law Governing.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to its conflicts of law principles.

18.                               Arbitration.  RIG and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement (except for any enforcement sought with respect to Sections 6, 7, 8 or 9, which may be litigated in court), lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time.  Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Gettysburg, Pennsylvania, to the American Arbitration Association (the “Association”) in accordance with the Association’s National Rules for the Resolution of Employment Disputes or other applicable rules then in effect (“Rules”).  RIG or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules.  RIG and Executive may, as a matter of right, mutually agree on the appointment of a particular arbitrator from the Association’s pool.  The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania, but shall be bound by the substantive law applicable to this Agreement.  The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction.  Following written notice of a request for arbitration,

RIG and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 6, 7, 8 or 9.

19.                               No Mitigation or Offset.  Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking employment or otherwise; nor shall any amounts or benefits payable or provided hereunder be reduced in the event Executive does secure employment, except as otherwise provided herein.

20.                               Code Section 409A.   Any payments made pursuant to this Agreement, to the extent of payments made from the date of termination through March 15th of the calendar year following such date, are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) and thus payable pursuant to the “short-term deferral” rule set forth in Treas. Reg. §1.409A-1(b)(4); to the extent such payments are made following said March 15th, they are intended to constitute separate payments for purposes of Treas. Reg. §1.409A-2(b)(2) made upon an involuntary termination from service and payable pursuant to Treas. Reg. §1.409A-1(b)(9)(iii), to the maximum extent permitted by said provision.

The parties hereto intend that any and all post-employment compensation under this Agreement satisfy the requirements of Section 409A or an exception or exclusion therefrom to avoid the imposition of any accelerated or additional taxes pursuant to Section 409A.  Any terms not specifically defined shall have the meaning as set forth in Section 409A.

All payments to be made upon a termination of employment under this Agreement may only be made upon a “separation of service” under Section 409A.

21.                               Clawback.  Executive agrees that in the event that (a) ACNB is required to restate all or a portion of its financial statements as a result of or related to a restatement of RIG’s financial statements and (b) ACNB determines in its sole discretion that ACNB is required by state or federal laws or regulations, Executive shall reimburse RIG for any incentive award paid if the result of a performance measure upon which the award was based is restated or otherwise adjusted in a manner that would reduce the size of the award.  ACNB, RIG and Executive agree that this Section 21 shall only apply to financial statements for the year of 2011 and subsequent years.

22.                               Validity.  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

23.                               Headings.  The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ATTEST:		ACNB CORPORATION

By:	/s/ Ronald L. Hankey	By:	/s/ Thomas A. Ritter
	Ronald L. Hankey, Chairman		Thomas A. Ritter, President & CEO

ATTEST:		RUSSELL INSURANCE GROUP, INC.

By:	/s/ Ronald L. Hankey	By:	/s/ Thomas A. Ritter
	Ronald L. Hankey, Vice Chairman		Thomas A. Ritter, Chairman

WITNESS:		EXECUTIVE

By:	/s/ Daniel J. Coughlin	By:	/s/ Frank C. Russell, Jr.
	Daniel J. Coughlin		Frank C. Russell, Jr.

SCHEDULE A

Executive’s Bonus Calculation

In accordance with Section 4(b) of the Employment Agreement, Executive shall receive a bonus equal to five percent (5%) of the pre-tax income (based on historical agency accounting system) earned by Russell Insurance Group, Inc. during the preceding calendar year, provided that the actual pre-tax profits for that year exceeds One Million Dollars ($1,000,000).  Further, provided, however, if RIG is assessed with impairment charges, then the Board of Directors of RIG may, at its sole discretion, award, adjust, or not award the bonus under this Schedule A for any year in which impairment charges are applied to the RIG income statement.